Exhibit 10.5

STOCK PURCHASE AGREEMENT

This AGREEMENT, dated as of November 1, 2017, by and between Cinedigm Corp., a Delaware corporation (the “Company”), and the purchasers set forth on Schedule 1 attached hereto (the “Purchasers”).

WHEREAS, the Company desires to sell and the Purchasers desire to purchase shares of the Company’s Class A common stock, $.001 par value (the “Common Stock”), on the terms and conditions hereinafter set forth.

WHEREAS, the Company has entered into that certain Stock Purchase Agreement, dated as of June 29, 2017, by and between the Company and Bison Entertainment Investment Limited (the “Bison Agreement”), pursuant to which certain transactions are contemplated (the “Transactions”).

NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, it is hereby agreed as follows:

1.       Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, for a price of $1.50 per share resulting in an aggregate purchase price of $500,000 (the “Purchase Price”), as allocated among the Purchasers on Schedule 1, such number of shares of Common Stock (the “Shares”) for each Purchaser as is set forth on Schedule 1 immediately prior to this Agreement.

2.       Closing. The closing (the “Closing”) of the purchase and sale of the Shares by the Purchaser and the Company will occur in connection with the closing of the Transactions (the “Closing Date”).

3.       Closing Conditions. The Closing is subject to the following conditions being met the (the “Closing Conditions”):

a.       The concurrent closing of the Transactions;

b.       The Registration Rights Agreement (as defined below) is duly executed and delivered by the Company and the Purchasers;

c.       The accuracy in all material respects when made and on the Closing Date of the representations and warranties of each Purchaser and the Company contained herein; and

d.       The delivery of the applicable portion of the Purchase Price by the Purchaser to the Company by surrender by such Purchaser of other securities or obligations of the Company including, for the avoidance of doubt, loans under that certain Second Lien Loan Agreement, dated as of July 14, 2016 (as amended, amended and restated, supplemented or otherwise modified), among Cinedigm Corp., certain Lenders, including the Purchaser, and Cortland Capital Market Services LLC (the “Second Lien Loan Agreement”).

Immediately after the Closing, the Company shall cause its transfer agent to deliver stock certificates to the Purchasers representing the Shares, or to credit an account in each Purchaser’s name of such number of Shares in book-entry form, as indicated on Schedule 1.

4.       Representations and Warranties of Purchaser. Each Purchaser, individually and not on behalf of any other Purchaser, hereby represents and warrants that as of the date hereof and as of the Closing Date:

a.       Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities law. The Purchaser is acquiring the Shares for his own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Act or any applicable state securities law and has no arrangement or understanding with any other persons or entities regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Act or any applicable state securities law.

b.       Purchaser Status. At the time the Purchaser was offered the Shares, he was, and at the date hereof he is, an “accredited investor” as defined in Rule 501 under the Act.

c.       Experience of Such Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. The Purchaser has had access to information about the Company sufficient to make an investment decision with respect to the Shares.

d.       General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

e.       Certain Trading Activities. The Purchaser has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with the Purchaser, engaged in any direct or indirect purchases or sales in the securities of the Company (including, without limitations, any short sales involving the Company’s securities) since the time that the Purchaser was first contacted by or on behalf of the Company or any other person or entity regarding the investment in the Company contemplated by this Agreement. The Purchaser covenants that neither he nor any person or entity acting on his behalf or pursuant to any understanding with him will engage in any direct or indirect purchases or sales in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company. The Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company the Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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f.       Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out his obligations hereunder. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Purchaser and no further action is required by the Purchaser. This Agreement has been duly executed by the Purchaser and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.       Representations and Warranties of Company. The Company hereby represents and warrants that as of the date hereof and as of the Closing Date:

a.       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its board of directors in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

b.       Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4, no registration under the Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby.

6.       Securities Legend. Until such time as the Shares shall have been transferred in accordance with an opinion of counsel satisfactory to the Company that registration under the Act is not required, so long as required under the Act or the regulations promulgated thereunder, the certificate(s) representing the Shares shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

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7.       Registration Rights. The Purchasers will be entitled to registration rights with respect to the Shares pursuant to the Registration Rights Agreement with the Company related to the Transactions (the “Registration Rights Agreement”).

8.       Termination. This Agreement may be terminated by (i) the Company or (ii) any Purchaser, as to such Purchaser’s respective obligations hereunder only and without any effect whatsoever on the obligations of any other Purchaser, in either case by written notice to the other parties, if the Closing has not been consummated on or before the Outside Date, as defined in the Bison Agreement.

9.       Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction.

10.       Notice. Notice hereunder shall be deemed to have been duly given if in writing and delivered in person or by registered or certified mail, postage prepaid, return receipt requested, if to the Company, at its office at 902 Broadway, 9th Floor, New York, New York, 10010, Attn: General Counsel, or if to a Purchaser, at the address set forth on such Purchaser’s signature page (or at such other addresses as the parties may notify each other in accordance with the provisions of this Section 9).

11.       Entire Agreement; Amendment. This Agreement supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, amended, terminated or any provision thereof waived in whole or in part except by a written agreement signed by the Company and any Purchaser affected by such modification, amendment, termination or waiver.

12.       Waivers. No waiver hereunder shall (i) be valid unless in a writing signed by the waiving party, and (ii) be deemed a waiver of any subsequent breach or default of the same or a similar nature.

13.       Severability; Reformation. If any provision of this Agreement shall be determined by a court of law to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof; and this Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be enforceable to the maximum extent legally possible.

14.       Headings. Headings are for convenience only and are not deemed to be part of this Agreement.

15.       Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date and year first above written.

CINEDIGM CORP.

By:	/s/ Gary Loffredo
Name:	Gary Loffredo
Title:	Secretary

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CHRISTOPHER AND JAMIE MCGURK LIVING TRUST

By:	/s/ Christopher McGurk
Name:	Christopher McGurk
Title:	Trustee

Address for Notices:
8383 Wilshire Blvd, Ste 400
Beverly Hills, CA 90211

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SCHEDULE 1

Name	Purchase Price	Form of Payment	Number of Shares	Certificate or Book Entry
Christopher and Jamie McGurk Living Trust	$500,000	Surrender of $500,000 of loans under the Company’s Second Lien Loan Agreement	333,333	Certificate

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